NEXTPLAT CORP
3250 MARY ST.
SUITE 410
COCONUT GROVE, FL 33133

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NXPL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52011-P17462 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NEXTPLAT CORP

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To consider and vote upon a proposal to approve and adopt the Merger Agreement and Plan of Reorganization, dated as of April 12, 2024, by and among NextPlat, Progressive Care LLC, and Progressive Care Inc., a copy of which is attached to this joint proxy statement/prospectus as *Annex A*, and the transactions contemplated thereby. This proposal is referred to as the "Business Combination Proposal."	☐	☐	☐
2. To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(a), the issuance of more than 20% of the issued and outstanding shares of the common stock, par value $0.0001 per share, of NextPlat (the "Common Stock") in connection with the Business Combination. This proposal is referred to as the "Nasdaq Proposal."	☐	☐	☐
3. To consider and vote upon a proposal to elect nine Board nominees to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company, or until such person's successor is elected and qualified.			
3a. Charles M. Fernandez, Chairman	☐	☐	☐
3b. Douglas Ellenoff, Vice-Chairman	☐	☐	☐
3c. Rodney Barreto	☐	☐	☐
3d. Louis Cusimano	☐	☐	☐
3e. Hector Delgado	☐	☐	☐
3f. David Phipps	☐	☐	☐
3g. Jervis Hough	☐	☐	☐
3h. Anthony Armas	☐	☐	☐
4. To consider and vote upon a proposal to ratify the appointment of RBSM LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐
5. To consider and vote upon a proposal to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐
6. To consider and vote upon a proposal to approve the adjournment of the Annual Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals in the event NextPlat does not receive the requisite stockholder vote to approve the proposals. This proposal is called the "NextPlat Adjournment Proposal."	☐	☐	☐

7. Such other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K are available at www.proxyvote.com.

V52012-P17462

NEXTPLAT CORP
ANNUAL MEETING OF STOCKHOLDERS
September 13, 2024,11:00 AM Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles M. Fernandez, Cecile Munnik and Robert Bedwell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NextPlat Corp Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held September 13, 2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side